Exhibit 35.6a

AEGON USA Realty Advisors, LLC
6300 C Street SW
Cedar Rapids, Iowa 52499

February 28, 2022
Officer’s Certificate

(A)a review of Aegon USA Realty Advisors, LLC’s activities during the preceding calendar year, 2021 (the “Reporting Period”), and its performance under the applicable pooling and servicing agreement, trust and servicing agreement or sub-servicing agreement pertaining to the transactions in Appendix A, has been made under my supervision and

(B)to the best of my knowledge, based on such review, Aegon USA Realty Advisors, LLC has fulfilled all its obligations under the applicable pooling and servicing agreement, trust and servicing agreement or sub-servicing agreement pertaining to the transactions below, in all material respects throughout the Reporting Period, with the exception of:

Exception noted in Item 1122(d)(3)(i)(A) – Investor Accounting and Reporting Procedures, whereby for the only active special serviced deal subject to Item 1122(d)(3)(i)(A), the report to the investors was not prepared in accordance with the timeframes and other terms set forth in the transaction agreements for the period of January 1, 2021 to January 21, 2021.

Report on Assessment of Compliance with Applicable Servicing Criteria Pursuant to Item 1122(d) of Regulation AB under the Securities Exchange Act of 1934

AEGON USA Realty Advisors, LLC

/s/ Sarah Swartzendruber

Sarah Swartzendruber
Vice President

February 28, 2022

Appendix A – Commercial Mortgage Backed Securities Transactions included in AEGON’s

Platform

Master Servicer	Deal Name	Loan Specific Name
Berkadia	MSC 2013-ALTM
KeyBank	COMM 2013-300P
SHOPS 2016-CSTL
COMM 2016-667M
CSMC 2017-LSTK
CSMC 2017-MOON
GSMS 2017-FARM
BX 2018-BIOA
DBGS 2018-BIOD
JPMCC 2018-AON
CGDBB 2017-BIOC
BX 2019-RP
COMM 2016-GCT
SGCMS 2019-PREZ
BX 2019-XL
Midland	PRMA CDO-III
PRMA CDO-IV
	BACM 2015-UBS7	200 Helen St
	CSAIL 2015-C3	Charles River Plaza North
GSMS 2017-485L
CGCMT 2018-TBR
	UBSCM 2018-C9	DreamWorks Headquarters
IPT 2018-INDP
BAMLL 2018-PARK
BAMLL 2019-BPR
USBank	PRMA CDO-VI
Wells Fargo	GSMS 2017-375H
	UBSCM 2017-C4	Fairmount at Brewerytown
BAMLL 2013-WBRK
WFLD 2014-MONT
BAMLL 2015-200P
BAMLL 2015-HAUL
BAMLL 2015-ASTR
BAMLL 2016-SS1
BAMLL 2016-ISQ
BBCMS 2016-ETC
HY 2016-10HY

CFCRE 2016-C6	Potomac Mills
DBWF 2016-85T
PRKAV 2017-245P
BXP 2017-GM
IMTT 2017-APTS
MAD 2017-330M
BXP 2017-CC
DBUBS 2017-BRBK
WFCM 2017-HSDB
BAMLL 2017-SCH	The Sheraton Grand Chicago - Leased Fee
WFCM 2017-SMP
NCMS 2018-ALXA
DBWF 2018-AMXP
BANK 2018-BN12	Fair Oaks Mall
COMM 2018-HOME
WFCM 2018-1745
NCMS 2018-FL1
WFCM 2018-AUS
BX 2018-EXCL
BX 2018-IND
SGCMS 2019-787E
JAX 2019-LIC
SGCMS 2020-COVE